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                                                                    EXHIBIT 99.4

                                 ATLAS AIR, INC.

                                Offer to Exchange

                    Pass Through Certificates, Series 2000-1

               which have been registered under the Securities Act
                              of 1933, as amended,

                           for any and all Outstanding

                    Pass Through Certificates, Series 2000-1


To Our Clients:

                  Enclosed for your consideration is a prospectus of Atlas Air, Inc., a Delaware corporation (the "Company" or "Atlas"), dated _____________, 2000 (the "Prospectus"), and the enclosed letter of transmittal (the "Letter of Transmittal") relating to the offer to exchange (the "Exchange Offer") registered Pass Through Certificates, Series 2000-1 (the "New Certificates") for any and all outstanding Pass Through Certificates, Series 2000-1 (the "Old Certificates") (CUSIP Nos. 049164AY2, U04885AG1, 049164BA3, U04885AH9, 049164BC9
and U04885AJ5), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of Atlas contained in the Registration Rights Agreement dated as of January 28, 2000, between the Company and the Initial Purchasers.

                  This material is being forwarded to you as the beneficial owner of the Old Certificates carried by us in your account but not registered in your name. A tender of such Old Certificates may only be made by us as the holder of record and pursuant to your instructions.

                  Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Certificates held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

                  Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Certificates on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00


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P.M., New York City time, on _______________, 2000 (the "Expiration Date") (30 calendar days following the commencement of the Exchange Offer), unless extended by the Company. Any Old Certificates tendered pursuant to the Exchange Offer may be withdrawn at any time before 5:00 P.M., New York City time on the Expiration Date.

                  Your attention is directed to the following:

                  1. The Exchange Offer is for any and all Old Certificates.

                  2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer-- Conditions."

                  3. Any transfer taxes incident to the transfer of Old Certificates from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

                  4. The Exchange Offer expires at 5:00 P.M., New York City time, on the Expiration Date unless extended by the Company.

                  If you wish to have us tender your Old Certificates, please so instruct us by completing, executing and returning to us the instruction form set forth below. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Certificates.



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                 Instructions with Respect to the Exchange Offer


         The undersigned acknowledge(s) receipt of your letter enclosing the Prospectus, dated _________________, 2000, of Atlas Air, Inc., a Delaware corporation, and the related specimen Letter of Transmittal.

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         This will instruct you to tender the number of Old Certificates indicated below held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal. (Check one)

Box 1 [ ]         Please tender my Old Certificates held by you for my account.
                  If I do not wish to tender all of the Old Certificates held by you for my account, I have identified on a signed schedule attached hereto the number of Old Certificates that I do not wish tendered.

Box 2 [ ]         Please do not tender any Old Certificates held by you for my account.

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Date:     , 2000
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                                                     Signature(s)

                                   ---------------------------------------------
                                               Please print name(s) here

                                   ---------------------------------------------
                                              Area Code and Telephone No.


                  Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Old Certificates.